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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-18357, 333-46084, 333-67331 and 333-89377) pertaining to the Cygnus Inc. Amended 1991 Employee Stock Purchase Plan and the Cygnus Inc. Amended 1999 Stock Incentive Plan and in the Registration Statements (Form S-3 Nos. 333-39275, 333-49020, 333-60598, 333-60962, 333-71524, 333-85801, and 333-91949) and in the related prospectuses of our report dated February 1, 2002 (except for Note 14, as to which the date is February 28, 2002), with respect to the consolidated financial statements of Cygnus, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

Palo Alto, California
March 27, 2002

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS